Exhibit 1.1

HC GOVERNMENT REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF A SERIES OF PREFERRED STOCK

HC Government Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      Under a power contained in Article V of the Articles of Incorporation of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified 2,050,000 shares of authorized but unissued preferred stock, $0.01 par value per share, of the Corporation as shares of 10.00% Series B Cumulative Convertible Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Charter.

1.           Designation and Number. A series of Preferred Shares, designated the 10.00% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), is hereby established. The par value of the Series B Preferred Stock is $0.01 per share. The number of authorized shares of Series B Preferred Stock shall be 2,050,000.

2.           Rank. The Series B Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, will rank (a) senior to all classes or series of Common Shares and to any other class or series of capital stock of the Corporation issued in the future, unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (together with the Common Shares, the “Junior Stock”); (b) on a parity with the Corporation’s Series A Preferred Stock and any other class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Parity Preferred Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Senior Stock”), and to all existing and future debt obligations of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities.

3.           Dividends.

(a)           Subject to the preferential rights of the holders of Senior Stock with respect to priority of dividend payments, holders of shares of the Series B Preferred Stock are entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative cash dividends. From the date of original issue of the Series B Preferred Stock (or the date of issue of any Series B Preferred Stock issued after such original issue date) the Corporation shall pay cumulative cash dividends on the Series B Preferred Stock at the rate of 10.00% per annum of the $10.00 liquidation preference per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) plus the amount of previously accrued and unpaid dividends on the Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue and be cumulative from (and including) the date of original issue or, with respect to any accrued dividends that have been paid in cash, the end of the most recent Dividend Period (as defined below) for which dividends on the Series B Preferred Stock have been paid in cash and shall be payable quarterly in arrears on January 5, April 5, July 5 and October 5 of each year or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”). A “Dividend Period” is the respective period commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period and the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed or otherwise acquired by the Corporation). Any dividend payable on the Series B Preferred Stock for any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record of the Series B Preferred Stock as they appear in the stock records of the Corporation at the close of business on the 25th day of the month preceding the applicable Dividend Payment Date, i.e., December 25, March 25, June 25 and September 25 (each, a “Dividend Record Date”).

(b)           No dividends on shares of Series B Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)           Notwithstanding the foregoing Section 3(b), dividends on the Series B Preferred Stock will accrue and, to the extent not paid in cash, compound quarterly on each Dividend Payment Date, whether or not the Corporation has earnings, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized by the Board or declared by the Corporation. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series B Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)           Except as provided in the immediately preceding paragraph, unless full cumulative and compounded dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods that have ended, no dividends (other than a dividend in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase any such shares of Junior Stock) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Junior Stock or the Parity Preferred Stock, nor shall any shares of Junior Stock or Parity Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Preferred Stock) by the Corporation (except (i) by conversion into or exchange for Junior Stock, (ii) the purchase of shares of Series B Preferred Stock, Junior Stock or Parity Preferred Stock pursuant to the Charter to the extent necessary to preserve the Corporation’s qualification as a REIT or (iii) the purchase of shares of Parity Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative and compounding dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.           Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the Corporation’s debts and other liabilities, a liquidation preference of $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), plus an amount equal to any accrued and unpaid dividends (whether or not earned, authorized or declared) thereon to and including the date of payment, but without interest, before any distribution of assets is made to holders of Junior Stock. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series B Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series B Preferred Stock and such class or series of Parity Preferred Stock bear to each other. Written notice of any distribution in connection with any such liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Subject to the last sentence of this Section 4, after payment of the full amount of the liquidation distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock. Notwithstanding the above, for purposes of determining the amount each holder of shares of Series B Preferred Stock is entitled to receive with respect to a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each such holder of shares of Series B Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Series B Preferred Stock into Common Shares immediately prior to such liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Series B Preferred Stock into Common Shares.

5.           Conversion.

(a)           Definitions. For purposes of this Section the following terms shall be defined as follows:

(i)           “Conversion Amount” means the number of Common Shares issuable to a holder of Series B Preferred Stock upon conversion pursuant to Section 5(b) or 5(c) hereof, as calculated pursuant to the following formula:

Conversion Amount = ((A*X1) + X2)/B)

where:

“A” means the Series B Original Issue Price.

“B” means the Series B Conversion Price in effect at the time of conversion;

“X1” means the number of shares of Series B Preferred Stock held by the applicable holder; and

“X2” means the aggregate accrued but unpaid dividends on the holder’s shares of Series B Preferred Stock as of the applicable conversion date according to Section 5(b) or 5(c).

(ii)           “DTC” means The Depository Trust Corporation or any successor entity.

(iii)           “Fair Market Value per Common Share” means the value of a single Common Share as mutually agreed upon by the Corporation and the holders of a majority of the shares of Series B Preferred Stock then outstanding, and, in the event that they are unable to reach agreement, by a third-party appraiser agreed to by the Corporation and the holders of a majority of the shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, if the determination of the Fair Market Value per Common Share is being made in connection with (A) an Initial Listing, then the Fair Market Value per Common Share shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering in connection with such Initial Listing or (B) a Sale Transaction, then the Fair Market Value per Common Share shall be the value per Common Share to be realized in such pending transaction (including any contingent consideration receivable in connection therewith).

(iv)           “Initial Listing” shall mean the initial listing of the Corporation’s Common Shares for trading on the New York Stock Exchange, NYSE American, NASDAQ Stock Exchange, or any other national securities exchange.

(v)           “Initial Listing Date” shall mean the date of the Initial Listing.

(vi)           “Sale Transaction” means (A) the consolidation or merger of the Corporation with or into another entity or a merger of another entity with or into the Corporation except any such merger or consolidation involving the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or (B) a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business.

(vii)           “Series B Original Issue Price” shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(viii)                      “Series B Conversion Price” shall mean the lesser of (A) $9.10 and (B) the Fair Market Value per Common Share. Such initial Series B Conversion Price under clause (A) above, and the Conversion Amount, shall be subject to adjustment as provided below.

(b)           Automatic Conversion on Listing.

(i)           All outstanding Shares of Series B Preferred Stock shall automatically convert into Common Shares upon the Initial Listing (the “Automatic Conversion”). Upon such Automatic Conversion, a holder of Series B Preferred Stock shall be issued a number of Common Shares equal to the Conversion Amount.

(ii)           The Corporation shall not issue fractional Common Shares upon the conversion of Shares of Series B Preferred Stock in accordance with this Section 5(b). Instead, the Corporation shall pay the cash value of such fractional shares based upon the initial listed price of its Common Shares.

(iii)           The Corporation shall notify each holder of Series B Preferred Stock of the Initial Listing at its notice address in the books and records of the Corporation or by presenting notice to the holder personally either (a) on the Initial Listing Date, or as soon as is practicable thereafter, or (b) if Corporation files a registration statement under the Securities Act for a public offering intended to close contemporaneously with the Initial Listing (an “IPO Registration Statement”), then as soon as is practicable after the initial filing of such registration statement. If notice is mailed, it shall be deemed given when deposited in the United States mail addressed to the holder at the holder’s address as appearing in the Corporation’s books and records, postage prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to a holder by an electronic transmission to any address or number of the holder at which the holder receives electronic communications. Within ten (10) Business Days following the date notice of the Initial Listing is given or deemed given, each holder of Series B Preferred Stock shall surrender to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series B Preferred Stock being converted. On the Initial Listing Date the Corporation shall, or shall cause its transfer agent to, (A) reflect the issuance of the Conversion Amount to which each holder of Series B Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the holders of Shares of such Series B Preferred Stock, or any the transferee of a holder of such shares of Series B Preferred Stock, shall be entitled. Notwithstanding the date of receipt of any certificate or certificates representing the Series B Preferred Stock, this conversion shall be deemed to have been made at the close of business on the day preceding the Initial Listing Date so that the rights of the holder of Shares of Series B Preferred Stock as to the Shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iv)           In lieu of the foregoing procedures, if the Series B Preferred Stock is held in global certificate form, the Corporation and holder shall comply with the procedures of DTC to convert the holder’s beneficial interest in respect of the Series B Preferred Stock represented by a global stock certificate of the Series B Preferred Stock.

(c)           Optional Conversion.

(i)           If the Initial Listing has not occurred as of March 31, 2020 (the “Optional Trigger Date”), then, holders of Shares of Series B Preferred Stock, at their option, may, at any time and from time to time after such date, convert all, but not less than all, of their outstanding Shares of Series B Preferred Stock into the Conversion Amount of Common Shares (the “Optional Conversion”).

(ii)           Following the Optional Trigger Date, Holders of Shares of Series B Preferred Stock may convert some or all of such shares by surrendering to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series B Preferred Stock to be converted, accompanied by a written notice stating that the Holder of Shares of Series B Preferred Stock elects to convert such Shares in accordance with the provisions described in this Section 5(c) and specifying the name or names in which the holder of shares of Series B Preferred Stock wishes the certificate or certificates, if any, for the Common Shares to be issued, if certificated. The date on which the Corporation has received all of the surrendered certificate or certificates, if any, the notice relating to the conversion shall be deemed the conversion date with respect to a Share of Series B Preferred Stock (the “Optional Conversion Date”). As promptly as practicable after the Optional Conversion Date with respect to any Shares of Series B Preferred Stock, the Corporation shall (A) reflect the issuance of such number of Common Shares to which the Holder of Shares of Series B Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the Holder of Shares of such Series B Preferred Stock shall be entitled. This conversion shall be deemed to have been made at the close of business on the Optional Conversion Date so that the rights of the Holder of Shares of Series B Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive the Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iii)           In lieu of the foregoing procedures, if the Series B Preferred Stock is held in global certificate form, the Holder of Shares of Series B Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series B Preferred Stock represented by a global stock certificate of the Series B Preferred Stock.

(d)           Taxes. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares upon conversion of any Shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Shares of Series B Preferred Stock in respect of which such shares are being issued.

(e)           Reserve. The Corporation shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Shares of Series B Preferred Stock, sufficient Common Shares to provide for the conversion of all outstanding Shares of Series B Preferred Stock, under either Section 5(b) or 5(c), or if it cannot do so, to use all reasonable efforts to effect an increase in the authorized Common Shares of the Corporation.

(f)           REIT Requirements. Notwithstanding anything herein to the contrary, no conversion shall be permitted or shall occur under Section 5(b) or 5(c) hereof with respect to any Holder of Series B Preferred Stock if such conversion would cause such Holder to violate the Aggregate Share Ownership Limit or Common Share Ownership Limit (as each is defined in Article IV of the Charter) or otherwise result in the Corporation failing to qualify as a REIT.

(g)           Validity. All Common Shares which shall be issued upon conversion of the Shares of Series B Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause the contrary result.

(h)           Adjustment of Conversion Amount. The Conversion Amount shall be subject to adjustment from time to time as follows: if the Corporation shall (a) declare a dividend or make a distribution on its Common Shares in Common Shares or in any right to acquire Common Shares for no consideration, (b) subdivide or reclassify the outstanding Common Shares into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Shares or in any right to acquire Common Shares), or (c) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Conversion Amount in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of Common Shares which he would have owned or been entitled to receive had such Shares of Series B Preferred Stock been converted immediately prior to such date. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Shares payable in any right to acquire Common Shares for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Shares in an amount of Common Shares equal to the maximum number of Common Shares issuable upon exercise of such rights to acquire Common Shares. Successive adjustments in the Conversion Amount shall be made whenever any event specified above shall occur.

6.           Voting Rights.

(a)           Generally. Except as set forth in Section 6(b) and Section 6(c), the Shares of the Series B Preferred Stock shall vote alongside the Common Shares as one class. Each holder of Series B Preferred Stock shall have the right to one vote for each Common Share into which such share of Series B Preferred Stock could be converted on the record date for the vote or consent of stockholders, and, except as otherwise required by law, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares.

(b)           Special Voting Rights.

(i)           So long as any Shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote or consent of the holders of two-thirds of the outstanding Shares of Series B Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred (voting together as a single class) shall be required to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or reclassify any authorized shares of capital stock of the Corporation into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock.

(ii)           So long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series B Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that equally affects the terms of the Series B Preferred Stock and any Parity Preferred Stock upon which like voting rights have been conferred, the holders of shares of Series B Preferred Stock and such Parity Preferred Stock (voting together as a single class) also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series B Preferred Stock and such Parity Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and such Parity Preferred Stock issued and outstanding at the time.

(c)           Voting for Directors.

(i)           With respect to the election of members of the Board of Directors, so long as any shares of Series B Preferred Stock remain outstanding, a majority of the members of the Board of Directors shall be elected by the holders of a majority of the outstanding Shares of Series B Preferred Stock, voting as a separate class (the “Series B Preferred Directors”). All remaining member(s) of the Board of Directors shall be elected by the holders of a majority of the outstanding Shares of Preferred Shares and Common Shares, voting together as a single class.

(ii)           A Series B Preferred Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Shares of Series B Preferred Stock, voting as a separate class.

(iii)           If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. If there are no such directors, such vacancy shall be filled by the affirmative vote of the holders of a majority of the shares of that same class or classes of stockholders as those who would be entitled to vote to fill such vacancy.

(d)           the holders of the Series B Preferred Stock may take action or consent to any action by delivering a consent in writing or by electronic transmission of the holders of the Series B Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of holders of the Series B Preferred Stock if the corporation gives notice of the action to each holder of the Series B Preferred Stock not later than 10 days after the effective time of the action.

7.           Restrictions on Transfer and Ownership of Series B Preferred Stock. The Series B Preferred Stock shall be subject to all of the provisions of Article VI of the Corporation’s Charter.

8.           Term. The Series B Preferred Stock has no stated maturity date and shall not be subject to any sinking fund and is not subject to mandatory redemption. The Corporation shall not be required to set aside funds to redeem the Series B Preferred Stock.

9.           Status of Redeemed, Repurchased or Converted Series B Preferred Stock. All shares of Series B Preferred Stock redeemed, repurchased, converted or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

10.           Registration and Qualification Rights. Holders of the Series B Preferred Stock and the Common Shares into which they are convertible (the “Conversion Shares”) pursuant to the Automatic Conversion under Section 5(b) or the Optional Conversion under Section 5(c) shall have the registration and qualification rights described in this Section 10.

(a)           Definitions.

(i)           “Automatic Conversion Holder” means a holder of Automatic Conversion Shares or Series B Preferred Stock.

(ii)           “Automatic Conversion Shares” means Conversion Shares that have resulted or may result from an Automatic Conversion.

(iii)           “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

(iv)           “Conversion Holder” means a holder of Conversion Shares or Series B Preferred Stock.

(v)           “Optional Conversion Holder” means a holder of Optional Conversion Shares or Series B Preferred Stock.

(vi)           “Optional Conversion Shares” means Conversion Shares that have resulted or may result from an Optional Conversion.

(vii)           “Partnership Agreement” means the limited partnership agreement of HC Government Realty Holdings, L.P., as the same may be amended, modified or restated from time to time.

(viii)                      “Qualifiable Securities” means the Optional Conversion Shares; provided, however, that Optional Conversion Shares shall cease to be Qualifiable Securities when (A) an offering statement pursuant to Regulation A under the Securities Act shall have become qualified, and all such Optional Conversion Shares shall have been disposed of in accordance with such offering statement, (B) such Optional Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Optional Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Optional Conversion Shares have ceased to be outstanding.

(ix)           “Registrable Securities” means the Automatic Conversion Shares; provided, however, that Automatic Conversion Shares shall cease to be Registrable Securities when (A) a registration statement with respect to such Automatic Conversion Shares shall have become effective under the Securities Act, and all such Automatic Conversion Shares shall have been disposed of in accordance with such registration statement (B) such Automatic Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Automatic Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Automatic Conversion Shares have ceased to be outstanding.

(x)           “Voting Power” means voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

(b)           Registration Rights Upon Automatic Conversion.

(i)           Demand Rights. For a period of two (2) years (the “Demand Period”) from and after the Initial Listing Date, an Automatic Conversion Holder shall have a one-time right to demand that the Corporation file a registration statement on appropriate form (a “Demand Registration Statement”) covering the resale of all, but not less than all, of the demanding Automatic Conversion Holder’s Registrable Securities (the “Demand Right”). An Automatic Conversion Holder must exercise the Demand Right within the Demand Period, or the Demand Right shall terminate.

(A)           Exercise of Demand Rights; Company Right to Aggregate. To exercise the Demand Right, an Automatic Conversion Holder shall transmit a notice (the “Demand Notice”) to the Corporation on or prior to the expiration of the Demand Period stating such Automatic Conversion Holder’s exercise of the Demand Right and the intended method of disposition in connection with such Automatic Conversion Holder’s Registrable Securities, to the extent known. Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unregistered Registrable Securities held by the collective Automatic Conversion Holders (subject to the termination of the Demand Right pursuant to Section 10(b)(i)) on such Demand Registration Statement. If the Corporation makes such determination, then it shall send written notification thereof to all Automatic Conversion Holders within fifteen (15) Business Days of its receipt of the Demand Notice.

(B)           If the Corporation receives a Demand Notice on or prior to the expiration of the Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Registration Statement within ninety (90) days of the Corporation’s receipt of the Demand Notice. The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter; and (B) keep such Demand Registration Statement effective until the earlier of (i) the time that all Registrable Securities covered by the Demand Registration Statement cease to be Registrable Securities or (ii) the date that is two (2) years from the date of effectiveness of such Demand Registration Statement. The Company further agrees to supplement or amend the Demand Registration Statement and any related prospectus if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Demand Registration Statement and related prospectus to become usable as soon as thereafter practicable.

(ii)           Piggy-Back Registration. If at any time during the Demand Period a Demand Registration Statement with respect to an Automatic Conversion Holder’s Registrable Securities is not effective, then such Automatic Conversion Holder may participate in a Piggy-Back Registration (as defined below) pursuant to this Section 10(b); provided that, if and so long as a Demand Registration Statement is on file and effective with respect to such Automatic Conversion Holder’s Registrable Securities, then the Corporation shall have no obligation to allow such Automatic Conversion Holder to participate in a Piggy-Back Registration.

(A)           If the Corporation proposes to file a registration statement under the Securities Act with respect to an underwritten equity offering by the Corporation for its own account or for the account of any of its respective securityholders of any class of security (other than (i) any registration statement filed by the Corporation under the Securities Act relating to an offering of Common Shares for its own account as a result of the exercise of the exchange rights set forth in the Partnership Agreement, (ii) any registration statement filed pursuant to a Demand Right or (iii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Corporation’s existing securityholders), then the Corporation shall give written notice of such proposed filing to the Automatic Conversion Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer each Automatic Conversion Holder the opportunity to register all, but not less than all of the Registrable Securities, held by such Automatic Conversion Holder, pursuant to such registration statement (a “Piggy-Back Registration”). The Corporation shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(B)           Notwithstanding anything contained herein, if in the opinion of the managing underwriter or underwriters of an offering described in Section 10(b) hereof, the (i) size of the offering that the Automatic Conversion Holders, the Corporation and such other Persons intend to make or (ii) kind of securities that the Automatic Conversion Holders, the Corporation and/or any other Persons intend to include in such offering are such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such underwriter’s opinion, the amount of securities to be offered for the accounts of Automatic Conversion Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that, in the case of a Piggy-Back Registration, if the securities are being offered for the account of other Persons as well as the Corporation, then with respect to the Registrable Securities intended to be offered by Automatic Conversion Holders, the proportion by which the amount of such class of securities intended to be offered by Automatic Conversion Holders is reduced shall not exceed the proportion by which the amount of such class of the securities intended to be offered by such other Persons is reduced; and (B) if the combination of the securities to be offered is the basis of such underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

(C)           For the avoidance of doubt, the rights to a Piggy-Back Registration contained in this Section 10(b) are intended to apply to any registration statement filed for an underwritten equity offering intended to close contemporaneously with the Initial Listing (the “Initial Listed Offering”).

(c)           Qualification Rights Upon Optional Conversion.

(i)           Demand Rights. For a period of one (1) year (the “Optional Demand Period”) from and after the Optional Trigger Date, an Optional Conversion Holder shall have a one-time right to demand that the Corporation file an offering statement on Form 1-A (or any successor form under Regulation A under the Securities Act) (a “Demand Offering Statement”) covering the resale of all, but not less than all, of the demanding Optional Conversion Holder’s Qualifiable Securities (the “Optional Demand Right”). An Optional Conversion Holder must exercise the Optional Demand Right within the Optional Demand Period, or the Optional Demand Right shall terminate.

(A)           Exercise of Optional Demand Rights; Company Right to Aggregate. To exercise the Optional Demand Right, an Optional Conversion Holder shall transmit a notice (the “Optional Demand Notice”) to the Corporation on or prior to the expiration of the Optional Demand Period stating such Optional Conversion Holder’s exercise of the Optional Demand Right and the intended method of disposition in connection with such Optional Conversion Holder’s Qualifiable Securities, to the extent known. Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unqualified Qualifiable Securities held by the collective Optional Conversion Holders (subject to the termination of the Demand Right pursuant to Section 10(c)(i)) on such Demand Offering Statement. If the Corporation makes such determination, then it shall send written notification thereof to all Optional Conversion Holders within fifteen (15) Business Days of its receipt of the Optional Demand Notice.

(B)           If the Corporation receives an Optional Demand Notice on or prior to the expiration of the Optional Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Offering Statement within ninety (90) days of the Corporation’s receipt of the Optional Demand Notice. The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Offering Statement to be declared qualified by the Commission as soon as practicable thereafter; and (B) keep such Demand Offering Statement qualified until the earlier of (i) the time that all the Qualifiable Securities covered by the Demand Offering Statement cease to be Qualifiable Securities or (ii) the date that is two (2) years from the date of qualification of such Demand Offering Statement. The Company further agrees to supplement or amend the Demand Offering Statement and any related offering circular if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become qualified and such Demand Offering Statement and related offering circular to become usable as soon as thereafter practicable.

(ii)           No Optional Conversion Holder shall receive the Optional Demand Right if the Initial Listing Date has occurred prior to the Optional Trigger Date.

(d)           Black-Out Periods. Notwithstanding anything herein to the contrary, the Corporation shall have the right, exercisable from time to time by the Board, to require the Conversion Holders not to sell pursuant to a Demand Registration Statement, Demand Offering Statement or similar document under the Securities Act filed pursuant to Section 10(b) or Section 10(c) hereof, or to suspend the effectiveness or qualification thereof if at the time of the delivery of such notice the Board reasonably and in good faith has determined that such registration or qualification and offering, continued effectiveness or qualification, or sale would interfere materially with any material transaction involving the Corporation; provided, however, that in no event shall any such black-out period extend for an aggregate period of more than 90 days in any 12-month period; and, further, provided that for purposes of this Section 10(d), a material transaction shall not include the Initial Listed Offering. The Corporation, as soon as practicable, shall (i) give the Conversion Holders prompt written notice in the event that the Company has suspended sales of the Registrable Securities and/or Qualifiable Securities pursuant to this Section 10(d), (ii) give the Conversion Holders prompt written notice of the completion of such material transaction and (iii) promptly file any amendment necessary to any Demand Registration Statement, Demand Offering Statement, offering circular or prospectus for the Registrable Securities or Qualifiable Securities, as applicable, in connection with the completion of such material transaction.

Upon receipt of any notice from the Corporation of the happening of any material transaction of the kind described in this Section 10(d), each Conversion Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Demand Registration Statement relating to such Registrable Securities or disposition of Qualifiable Securities pursuant to the Demand Offering Statement relating to such Qualifiable Securities until such Conversion Holder’s receipt of the notice of completion of such material transaction.

(e)           Procedures. In connection with the filing of a Demand Registration Statement or Demand Offering Statement as provided by these Articles Supplementary, until the Registrable Securities cease to be Registrable Securities or the Qualifiable Securities cease to be Qualifiable Securities, as applicable, the Corporation shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)           furnish to each Conversion Holder of the Conversion Shares being registered or qualified, without charge, such number of conformed copies of such Demand Registration Statement or Demand Offering Statement, as the case may be, and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Demand Registration Statement or offering circular contained in such Demand Offering Statement and any other prospectus or offering circular filed in conformity with the requirements of the Securities Act, as such Conversion Holder may reasonably request;

(ii)           register or qualify all Registrable Securities or Qualifiable Securities under such other securities or “blue sky” laws of such jurisdictions as the applicable Conversion Holder(s) and the underwriters, if any, of the Registrable Securities being registered or Qualifiable Securities being qualified shall reasonably request, but only to the extent legally required to do so, to keep such registration or qualification in effect for so long as such Demand Registration Statement or Demand Offering Statement remains in effect or qualified, as applicable, to allow the applicable Conversion Holder(s) to consummate the disposition in such jurisdiction of the so registered or qualified securities owned by the Conversion Holders, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 10(e)(ii) or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(iii)           notify the applicable Conversion Holder(s) at any time when the Corporation becomes aware during any period during which a prospectus for Registrable Securities or offering circular for Qualifiable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Demand Registration Statement or the offering circular included in such Demand Offering Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and file a supplement or prepare, file and obtain effectiveness or qualification, as applicable, of a post-effective amendment to the Demand Registration Statement or post-qualification amendment to the Demand Offering Statement and, at the request of the applicable Conversion Holder(s), furnish to such Conversion Holder(s) a reasonable number of copies of a supplement to, or an amendment of, such prospectus or offering circular as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or such Qualifiable Securities, such prospectus or offering circular shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(iv)           provide a transfer agent and registrar for: (A) all Registrable Securities covered by such Demand Registration Statement not later than the effective date of such Demand Registration Statement or (B) all Qualifiable Securities covered by such Demand Offering Statement not later than the qualification date of such Demand Qualification Statement;

(v)           list all Registrable Securities or Qualifiable Securities covered by such Demand Registration Statement or Demand Offering Statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such Registrable Securities or Qualifiable Securities that are reasonably within the control of the Corporation;

(vi)           in connection with any sale, transfer or other disposition by any Conversion Holder of any Registrable Securities or Qualifiable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Conversion Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities or Qualifiable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities or Qualifiable Securities to be for such number of shares and registered in such name as such Conversion Holder may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities or Qualifiable Securities pursuant to Rule 144;

(vii)           notify each applicable Conversion Holder, promptly after it shall receive notice thereof, of the time when such Demand Registration Statement or Demand Offering Statement, or any post-effective amendments to such Demand Registration Statement or Demand Offering Statement, shall have become effective or qualified, as applicable, or a supplement to any prospectus forming part of such Demand Registration Statement or to any offering circular forming part of such Demand Offering Statement has been filed;

(viii)                      notify each applicable Conversion Holder of any request by the Commission for the amendment or supplement of such Demand Registration Statement or Demand Offering Statement, prospectus or offering circular; and

(ix)           advise each applicable Conversion Holder, promptly after it shall receive notice or obtain actual knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such Demand Registration Statement or suspending the qualification of such Demand Offering Statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal, if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration or qualification of the subject Registrable Securities or Qualifiable Securities in any state or other jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

Each Conversion Holder shall (i) upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 10(e)(iii) hereof, forthwith discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to any applicable Demand Registration Statement or Demand Offering Statement until such Conversion Holder’s receipt of the copies of the supplemented or amended prospectus or offering circular contemplated by Section 10(e)(iii) hereof; (ii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (A) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statement until such Holder’s receipt of the notice described in clause (C) of Section 10(e)(ix) hereof, and (iii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (B) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statemen in the applicable state jurisdiction(s) until such Conversion Holder’s receipt of the notice described in clause (C) of Section 10(e)(ix) hereof.

(f)           Information Procedures. In connection with the filing of any registration statement or offering statement covering Registrable Securities or Qualifiable Securities, each Conversion Holder whose Registrable Securities or Qualifiable Securities are covered thereby shall furnish in writing to the Corporation such information regarding such Conversion Holder (and any of his, her or its Affiliates) of the Registrable Securities or Qualifiable Securities to be sold, the intended method of distribution of such Registrable Securities or such Qualifiable Securities, if then known, and such other information requested by the Corporation as is necessary or advisable for inclusion in the registration statement or offering statement relating to such offering pursuant to the Securities Act.

(g)           Market Stand-Off. Each Conversion Holder shall not, to the extent requested by the Corporation or an underwriter of securities of the Corporation in connection with any public offering of the Corporation’s Common Shares or other equity securities, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or Qualifiable Securities (other than to donees of the Conversion Holder) within fourteen days prior to, and for up to 90 days following, the effective date of a registration statement or offering statement of the Corporation filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Corporation’s securities (the “Stand-Off Period”); provided, however, that:

(i)           with respect to any Stand-Off Period, such agreement to Stand-Off shall not be applicable to the Registrable Securities to be sold on the Conversion Holder’s behalf to the public in such underwritten offering;

(ii)           all executive officers and directors of the Corporation then holding Common Shares shall enter into similar agreements;

(iii)           the Corporation shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of the Corporation; and

(iv)           each Conversion Holder shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Corporation that entered into similar agreements.

In order to enforce the foregoing covenant, the Corporation shall have the right to place restrictive legends on the certificates representing the Registrable Securities and Qualifiable Securities subject to this Section 10(g) and to impose stop transfer instructions with respect to the Registrable Securities and Qualifiable Securities of each Conversion Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(h)           Indemnification.

(i)           Indemnification by the Corporation. The Corporation shall indemnify and hold harmless each Conversion Holder, its members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers, each underwriter, broker or any other Person on behalf of such Conversion Holder, and each Person, if any, who Controls such Conversion Holder, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) to which a Conversion Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered and sold o under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any offering statement under which such Qualifiable Securities were qualified and sold pursuant to Regulation A promulgated under the Securities Act, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by the Corporation that relate to any action or inaction by the Corporation in connection with such registration statement or offering statement, and the Corporation will reimburse such Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Corporation shall not be liable to, or required to indemnify, any Conversion Holder under this Section 10(h)(i) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon, an untrue statement or alleged statement or omission or alleged omission made in such registration statement or offering statement, any such preliminary prospectus, preliminary offering circular, final prospectus, final offering circular summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by any such Conversion Holder or on such Conversion Holder’s behalf. The indemnity contained in this Section 10(h)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of a Conversion Holder or any such Controlling Person.

(ii)           Indemnification by the Conversion Holders. In connection with any registration or qualification in which a Conversion Holder is participating, each such Conversion Holder shall indemnify and hold harmless the Corporation, each present or past member of the Board, each past or present officer, employee, retained professional, agent and investment adviser, each past or present external advisor or manager, of the Corporation, underwriter, broker or other Person acting on behalf of the Corporation, and each other Person, if any, who Controls any of the foregoing, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several, to which the Corporation or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf, (ii) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such offering statement, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by such Conversion Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such Board member, officer, employee, agent, investment adviser or Controlling Person and shall survive the transfer of such securities by any Conversion Holder. The obligation of a Conversion Holder to indemnify will be several and not joint, among the Conversion Holders and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Conversion Holder from the sale of Registrable Securities pursuant to such registration statement, or the sale of Qualifiable Securities pursuant to such offering statement, except in the case of fraud or willful misconduct by such Holder.

(iii)           Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 10(h), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 10(h), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The indemnifying party shall not, without the consent of the indemnified party, consent to any judgment or settlement that (i) does not contain a full and unconditional release of the indemnified party from all liability concerning any claim or litigation; (ii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; or (iii) commits any indemnified party to take, or hold back from taking, any action.

(iv)           Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 10(h)(iii) hereof, or assumes such defense and thereafter does not diligently pursue the same to conclusion the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 10(h) shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(v)           Termination. The rights of each Conversion Holder under this Section 10 shall terminate upon the date that all of the Registrable Securities and/or Qualifiable Securities held by such Conversion Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of each Conversion Holder and the Corporation under Section 10(h) shall survive any such termination.

SECOND:                                The shares of Series B Preferred Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD:                      These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:                                The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 13th day of March, 2019.

ATTEST:	HC Government Realty Trust, Inc.,

/s/ Robert R. Kaplan	/s/ Robert R. Kaplan Jr.	(SEAL)
Name: Robert R. Kaplan	Name: Robert R. Kaplan Jr.
Title: Secretary	Title: President

25